Exhibit 99.2

Brownstein Hyatt Farber Schreck, LLP

100 North City parkway, Suite 1600
Las Vegas, NV 89106

(702) 382-2101

JEFFREY S. RUGG, ESQ., Bar # 10978

jrugg@BHFS.com

Brownstein Hyatt Farber Schreck, LLP

100 North City Parkway, Suite 1600

Las Vegas, Nevada 89106

Telephone: 702.382.2101

Facsimile: 702.382.8135

DEBORAH S. BIRNBACH, ESQ. (pro hac vice)

dbirnbach@goodwinprocter.com

ADAM SLUTSKY, ESQ. (pro hac vice)

aslutsky@goodwinprocter.com

GOODWIN PROCTER LLP

Exchange Place

Boston, MA 02109

Tel: 617.570.1000

Facsimile: 617.523.1231

Attorneys for Plaintiff Relmada Therapeutics, Inc.

UNITED STATES DISTRICT COURT

DISTRICT OF NEVADA

RELMADA THERAPEUTICS, INC., a Nevada corporation,

Plaintiff,

v.

LAIDLAW & COMPANY (UK) LTD., a foreign corporation, MATTHEW D. EITNER, an individual and citizen of New Jersey, and JAMES P. AHERN, an individual and citizen of New Jersey,

Defendants.

Case No.: 15-cv-2338-JCM-CWH PRELIMINARY INJUNCTION

UPON CONSIDERATION of the Motion for Preliminary Injunction filed by Plaintiff Relmada Therapeutics, Inc. (“Relmada”) for a preliminary injunction against Defendants Laidlaw & Company (UK) Ltd., Matthew D. Eitner, and James P. Ahern (collectively, “Defendants”), the Federal Rules of Civil Procedure, the pleadings and papers on file herein, the Memorandum of Points and Authorities, including the Declaration of Sergio Traversa, together with the exhibits, and for good cause shown:

THE COURT HEREBY FINDS THAT,

1.     Relmada is likely to succeed on the merits because the False Solicitation contains material misstatements and omissions;

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Brownstein Hyatt Farber Schreck, LLP

100 North City parkway, Suite 1600
Las Vegas, NV 89106

(702) 382-2101

2.     Relmada and its stockholders will suffer irreparable harm if Defendants are not enjoined from continuing to disseminate false and misleading proxy materials and required to retract or correct those materials;

3.     The balance of hardships favors the issuance of an injunction here because the right of Relmada’s stockholders to vote for qualified directors will be directly impacted, and an improper vote will hold up the election of qualified directors resulting in uncertainty over the corporate governance of the Company; and

4.     The public interest will benefit from granting an injunction because it prevents an uninformed shareholder vote.

THEREFORE, IT IS HEREBY ORDERED THAT, pending a full trial on the merits:

1.     Defendants shall be enjoined from continuing to disseminate false and misleading proxy materials.

2.     Defendants immediately must retract or correct their false and misleading proxy materials.

3.     If Defendants choose to correct their false and misleading proxy materials, they immediately shall:

(a)     Disclose that they missed the advance notice deadline for stockholders to validly nominate Relmada directors at the 2015 annual meeting;

(b)     Disclose that there are only two seats up for election on Relmada’s Board at the 2015 annual meeting;

(c)     Disclose that the Board of Directors has the sole authority to set the size of the Board; and

(d)     Disclose that the corporate actions taken by Relmada’s current Board and stockholders that Defendants’ label as “entrenchment” all were authorized under Relmada’s articles of incorporation, bylaws, and Nevada law.

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Brownstein Hyatt Farber Schreck, LLP

100 North City parkway, Suite 1600
Las Vegas, NV 89106

(702) 382-2101

ENTERED December 22, 2015.

UNITED STATES DISTRICT JUDGE

Respectfully Submitted By:

Brownstein Hyatt Farber Schreck, LLP

By:	/s/ Jeffrey S. Rugg
JEFFREY S. RUGG, ESQ., Bar # 10978 jrugg@bhfs.com 100 North City Parkway, Suite 1600 Las Vegas, Nevada 89106 Telephone: 702.382.2101 Facsimile: 702.382.8135

DEBORAH S. BIRNBACH, ESQ. (pro hac vice)

dbirnbach@goodwinprocter.com

ADAM SLUTSKY, ESQ. (pro hac vice)

aslutsky@goodwinprocter.com

GOODWIN PROCTER LLP

Exchange Place

Boston, MA 02109

Tel: 617.570.1000

Facsimile: 617.523.1231

Attorneys for Plaintiff Relmada Therapeutics, Inc.

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